Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172514) of Amyris, Inc. of our report dated February 28, 2012 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/    PricewaterhouseCoopers LLP
San Jose, California
February 28, 2012